Exhibit 10.13

ASSIGNMENT AGREEMENT

To

FIRST AMENDMENT

THIS ASSIGNMENT AGREEMENT TO FIRST AMENDMENT (this "Agreement"), effective as of June 26, 2020, is entered into by and between NAPO PHARMACEUTICALS, INC., a Delaware corporation ("Assignor"), and OASIS CAPITAL, LLC, a Puerto Rico limited liability company ("Assignee"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, pursuant to the terms of that certain Accounts Receivable Purchase Agreement, made effective as of May 12, 2020, as amended by the First Amendment thereto dated as of June 26, 2020 (collectively, the "Purchase Agreement"), by and among the Assignee, the Assignor and Jaguar Health, Inc., the parties herein have agreed, among other things, that the Assignor will sell, transfer and convey to the Assignee the Second Tranche, in accordance with the terms of the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and of the respective agreements and conditions contained herein, the Assignor and the Assignee, intending to be legally bound, hereby agree as follows:

1.The Assignor does hereby grant, convey, transfer and assign to the Assignee, and its successors and assigns, effective as of the date hereof, all of the Assignor's rights, titles and interests in and to the Second Tranche that are detailed on attached Exhibit A, free and clear of all liens, security interests, encumbrances and other matters as more particularly detailed in the Purchase Agreement.

2.The Assignee hereby accepts the assignment of the Second Tranche as contemplated by this Agreement and in accordance with the terms of the Purchase Agreement.

3.Nothing herein expressed or implied is intended to confer upon any person or party, other than the Assignee and the Assignor and their respective successors and assigns, any rights, remedies, obligations or liabilities.

4.This Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties hereto making specific reference to this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

5.This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document. Any signature to this Agreement delivered via facsimile, PDF format or other electronic means shall be deemed an original for all purposes.

6.This Agreement is governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of laws principles.

7.If any term, provision or clause hereof, or of any other agreement or document which is required by this Agreement, is held to be invalid, such invalidity shall not affect or render invalid any other provision or clause hereof or thereof, all of which shall remain in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable under applicable law.

8.Notwithstanding anything herein to the contrary, the provisions of this Agreement shall be subject to the provisions of the Purchase Agreement, and, if and to the extent the provisions of this Agreement are inconsistent in any way with the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall be controlling. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms and provisions set forth in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASSIGNOR:

NAPO PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:	Lisa A. Conte
Title:	President and CEO

ASSIGNOR:
OASIS CAPITAL, LLC,
a Puerto Rico limited liability company

By:
Name:	Adam R. Long
Title:	Managing Member